Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2016 Third Quarter Results
Increased Quarterly Cash Dividend by 25% to $0.25 per Share

Fremont, Calif., - September 26, 2016 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2016.

	Q3 FY16	Q3 FY15	Net change
Revenue ($M)	$3,670	$3,333	10.1%
Operating income ($M)	$98.0	$81.3	20.6%
Non-GAAP operating income ($M)(1)	$113.6	$97.0	17.1%
Operating margin	2.67%	2.44%	23 bps
Non-GAAP operating margin(1)	3.10%	2.91%	19 bps
Net income attributable to SYNNEX Corporation ($M)	$58.7	$48.2	21.9%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$68.9	$58.4	18.0%
Diluted EPS	$1.47	$1.21	21.5%
Non-GAAP Diluted EPS(1)	$1.73	$1.47	17.7%
(1) Non-GAAP financial measures exclude the impact of acquisition and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“Execution in our core business and the investments we’ve made in new business models helped drive strong performance in Technology Solutions. Also, we are seeing the benefits of strong sales and productivity improvements in our Concentrix business,” stated Kevin Murai, President and Chief Executive Officer. “During the quarter we closed the acquisition of Minacs and I am pleased to welcome our new associates to the company.”

Fiscal 2016 Third Quarter Highlights:

•
Technology Solutions: Revenue was $3.3 billion, up 9.8% from the prior fiscal year third quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 9.0% compared with last year. Technology Solutions generated operating income of $79.4 million, or 2.43% of segment revenue, compared with $71.0 million, or 2.39% of segment revenue, in the fiscal third quarter of 2015.

•
Concentrix: Revenue was $406.7 million, an increase of 13.1% from the $359.5 million in revenue generated during the third quarter of last year. Adjusting for the Minacs acquisition and translation effect of foreign currencies, Concentrix revenue increased 5.0% compared with last year. Operating income was $18.6 million, compared with $10.1 million in the prior fiscal year third quarter. Non-GAAP operating income was $33.5 million, or 8.24% of segment revenue, for fiscal third quarter of 2016, compared with $25.2 million, or 7.02% of segment revenue, in the fiscal third quarter of 2015.

•
The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 9.6% compared with 8.9% in the prior year fiscal third quarter. Excluding the impact of acquisition and integration expenses, restructuring costs and amortization of intangibles, the trailing fiscal four quarters ROIC was 10.6%.

•	The debt to capitalization ratio was 29.5%, down from 29.7% in the prior fiscal year third quarter.

•	Depreciation and amortization were $15.4 million and $13.0 million, respectively.

•	Cash used in operations was approximately $9 million for the quarter.

Fiscal 2016 Fourth Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2016 fourth quarter. Non-GAAP financial measures exclude the impact of acquisition and integration expenses, restructuring costs, the amortization of intangibles and the related tax impact thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.83 billion to $3.93 billion.

•	Net income is expected to be in the range of $64.8 million to $66.8 million and on a Non-GAAP basis net income is expected to be in the range of $82.7 million to $84.7 million.

•	Diluted earnings per share is expected to be in the range of $1.62 to $1.66 and on a Non-GAAP basis diluted earnings per share is expected to be in the range of $2.06 to $2.11.

•
After-tax amortization of intangibles is expected to be $10.2 million, or $0.25 per share. After tax acquisition, integration and restructuring expenses are expected to be $7.7 million, or $0.19 per share.

Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per common share. The dividend will be payable on October 28, 2016 to stockholders of record as of the close of business on October 14, 2016.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in 26 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, non-GAAP diluted earnings per share and adjusted ROIC, which are non-GAAP financial measures that exclude acquisition and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of debt and equity, net of cash and cash equivalents in the United States. Adjusted ROIC, or ROIC excluding the impact of acquisition and integration expenses, restructuring costs and the amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2016 fourth quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles, impact of acquisition and integration expenses and restructuring expenses and the timing of completion of such costs, currency impact, the frequency and occurrence of dividend declarations and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2015 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2016 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, MINACS and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, CONCENTRIX and MINACS Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	August 31, 2016	November 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$223,282	$336,072
Restricted cash	4,845	88,558
Short-term investments	6,959	5,546
Accounts receivable, net	1,651,074	1,759,491
Receivable from related parties	99	114
Inventories	1,568,697	1,328,967
Current deferred tax assets	42,814	40,510
Other current assets	117,952	90,523
Total current assets	3,615,722	3,649,781
Property and equipment, net	315,239	248,627
Goodwill	519,704	298,785
Intangible assets, net	274,861	166,567
Deferred tax assets	28,970	19,849
Other assets	67,440	60,538
Total assets	$4,821,936	$4,444,147

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$187,878	$92,093
Accounts payable	1,515,939	1,445,194
Payable to related parties	15,725	7,661
Accrued compensation and benefits	149,734	135,453
Other accrued liabilities	226,368	218,687
Income taxes payable	20,339	19,069
Total current liabilities	2,115,983	1,918,157
Long-term borrowings	620,544	638,798
Other long-term liabilities	101,369	76,582
Deferred tax liabilities	57,257	10,713
Total liabilities	2,895,153	2,644,250
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	40
Additional paid-in capital	432,949	411,687
Treasury stock	(61,631)	(51,287)
Accumulated other comprehensive income (loss)	(64,611)	(55,237)
Retained earnings	1,619,997	1,494,178
Total SYNNEX Corporation stockholders’ equity	1,926,745	1,799,381
Noncontrolling interest	38	516
Total equity	1,926,783	1,799,897
Total liabilities and equity	$4,821,936	$4,444,147

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Revenue:
Products	$3,267,287	$2,976,901	$9,099,762	$8,756,532
Services	402,527	355,636	1,075,173	1,032,248
Total revenue	3,669,814	3,332,537	10,174,935	9,788,780
Cost of revenue:
Products	(3,096,529)	(2,816,516)	(8,608,518)	(8,264,527)
Services	(247,328)	(225,243)	(662,238)	(645,198)
Gross profit	325,957	290,778	904,179	879,055
Selling, general and administrative expenses	(227,935)	(209,499)	(655,225)	(629,468)
Operating income	98,022	81,279	248,954	249,587
Interest expense and finance charges, net	(7,517)	(6,794)	(20,245)	(19,050)
Other income (expense), net	(378)	(150)	4,605	(1,667)
Income before income taxes	90,127	74,335	233,314	228,870
Provision for income taxes	(31,426)	(26,164)	(83,619)	(82,487)
Net income	58,701	48,171	149,695	146,383
Net (income) loss attributable to noncontrolling interest	3	—	(67)	(15)
Net income attributable to SYNNEX Corporation	$58,704	$48,171	$149,628	$146,368
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.48	$1.22	$3.77	$3.71
Diluted	$1.47	$1.21	$3.75	$3.68
Weighted-average common shares outstanding:
Basic	39,346	39,082	39,285	39,035
Diluted	39,534	39,328	39,492	39,325
Cash dividends declared per share	$0.20	$0.13	$0.60	$0.38

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Revenue:
Technology Solutions	$3,267,354	$2,976,996	$9,099,969	$8,756,841
Concentrix	406,715	359,464	1,087,332	1,043,031
Inter-segment elimination	(4,255)	(3,923)	(12,366)	(11,092)
Consolidated	$3,669,814	$3,332,537	$10,174,935	$9,788,780

Operating income:
Technology Solutions	$79,410	$71,032	$222,896	$222,512
Concentrix	18,564	10,129	25,855	26,719
Inter-segment elimination	48	118	203	356
Consolidated	$98,022	$81,279	$248,954	$249,587

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Operating income and Operating margin
Consolidated
Revenue	$3,669,814	$3,332,537	$10,174,935	$9,788,780

GAAP operating income	$98,022	$81,279	$248,954	$249,587
Acquisition and integration expenses	2,358	2,039	3,928	8,071
Restructuring costs	258	—	4,255	—
Amortization of intangibles	13,011	13,716	36,509	41,771
Non-GAAP operating income	$113,649	$97,034	$293,646	$299,429
Depreciation	15,375	13,025	46,549	35,305
Adjusted EBITDA	$129,024	$110,059	$340,195	$334,734

GAAP operating margin	2.67%	2.44%	2.45%	2.55%
Non-GAAP operating margin	3.10%	2.91%	2.89%	3.06%

Technology Solutions
Revenue	$3,267,354	$2,976,996	$9,099,969	$8,756,841

GAAP operating income	$79,410	$71,032	$222,896	$222,512
Amortization of intangibles	674	651	1,987	1,978
Non-GAAP operating income	$80,084	$71,683	$224,883	$224,490
Depreciation	3,558	3,144	10,446	9,168
Adjusted EBITDA	$83,642	$74,827	$235,329	$233,658

GAAP operating margin	2.43%	2.39%	2.45%	2.54%
Non-GAAP operating margin	2.45%	2.41%	2.47%	2.56%

Concentrix
Revenue	$406,715	$359,464	$1,087,332	$1,043,031

GAAP operating income	$18,564	$10,129	$25,855	$26,719
Acquisition and integration expenses	2,358	2,039	3,928	8,071
Restructuring costs	258	—	4,255	—
Amortization of intangibles	12,337	13,065	34,522	39,793
Non-GAAP operating income	$33,517	$25,233	$68,560	$74,583
Depreciation	11,866	10,001	36,306	26,494
Adjusted EBITDA	$45,383	$35,234	$104,866	$101,077

GAAP operating margin	4.56%	2.82%	2.38%	2.56%
Non-GAAP operating margin	8.24%	7.02%	6.31%	7.15%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Net income
Net income attributable to SYNNEX Corporation	$58,704	$48,171	$149,628	$146,368
Acquisition and integration expenses	2,358	2,039	3,928	8,071
Restructuring costs	258	—	4,255	—
Amortization of intangibles	13,011	13,716	36,509	41,771
Income taxes related to the above(1)	(5,423)	(5,541)	(16,017)	(17,964)
Non-GAAP net income attributable to SYNNEX Corporation	$68,908	$58,385	$178,303	$178,246

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$58,704	$48,171	$149,628	$146,368
Less: net income allocated to participating securities	(589)	(525)	(1,559)	(1,731)
Net income attributable to SYNNEX Corporation common stockholders	58,115	47,646	148,069	144,637
Acquisition and integration expenses attributable to SYNNEX Corporation common stockholders	2,337	2,018	3,893	7,979
Restructuring costs attributable to SYNNEX Corporation common stockholders	258	—	4,217	—
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	12,871	13,567	36,108	41,278
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(5,366)	(5,482)	(15,843)	(17,755)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$68,215	$57,749	$176,444	$176,139

Weighted-average number of common shares - diluted:	39,534	39,328	39,492	39,325

Diluted EPS(2)	$1.47	$1.21	$3.75	$3.68
Acquisition and integration expenses	0.06	0.05	0.10	0.20
Restructuring costs	0.01	—	0.11	—
Amortization of intangibles	0.33	0.34	0.91	1.05
Income taxes related to the above(1)	(0.14)	(0.14)	(0.40)	(0.46)
Non-GAAP Diluted EPS(3)	$1.73	$1.47	$4.47	$4.48

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)

	Forecast
	Three Months Ending November 30, 2016
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$64.8	$66.8
Acquisition, integration and restructuring expenses	12.0	12.0
Amortization of intangibles	15.9	15.9
Income taxes related to the above(1)	(10.0)	(10.0)
Non-GAAP net income attributable to SYNNEX Corporation	$82.7	$84.7

Diluted EPS(2)	$1.62	$1.66
Acquisition, integration and restructuring expenses	0.30	0.30
Amortization of intangibles	0.40	0.40
Income taxes related to the above(1)	(0.25)	(0.25)
Non-GAAP Diluted EPS(3)	$2.06	$2.11
(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.0% of the Net income attributable to SYNNEX Corporation for both the three and nine months ended August 31, 2016, and approximately 1.1% and 1.2% for the three and nine months ended August 31, 2015, respectively. Net income allocated to participating securities is approximately 1.0% of the Net income attributable to SYNNEX Corporation for the three months ending November 30, 2016.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital

	August 31, 2016	August 31, 2015
ROIC
Operating income (Trailing fiscal four quarters)	$353,918	$349,261
Income taxes on operating income(1)	(127,744)	(127,403)
Operating income after taxes	226,174	221,858

Total borrowings, excluding book overdraft (five quarters average)	$736,354	$858,888
Total equity (five quarters average)	1,834,574	1,688,416
Less: U.S. cash and cash equivalents (five quarters average)	(223,772)	(44,114)
Total invested capital	2,347,156	2,503,190

ROIC	9.6%	8.9%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$413,634	$424,292
Income taxes on Non-GAAP operating income(1)	(149,334)	(154,959)
Non-GAAP operating income after taxes	264,300	269,333

Total invested capital	$2,347,156	$2,503,190
Tax effected impact of acquisition and integration expenses, restructuring costs and amortization of intangibles (five quarters average)	147,387	106,851
Total Non-GAAP invested capital	2,494,543	2,610,041

Adjusted ROIC	10.6%	10.3%
(1) Income taxes on operating income was calculated using the applicable effective tax rates during the periods presented.

Debt to Capitalization

		August 31, 2016	August 31, 2015
Total borrowings, excluding book overdraft	(a)	$806,025	$737,511
Total equity	(b)	1,926,783	1,749,785
Debt to capitalization	(a)/((a)+(b))	29.5%	29.7%

SYNNEX Corporation
Cash Conversion Cycle
(currency in thousands)

		Three Months Ended
		August 31, 2016	August 31, 2015
Days sales outstanding
Revenue (products and services)	(a)	$3,669,814	$3,332,537
Accounts receivable, including receivable from related parties	(b)	1,651,173	1,579,853
Days sales outstanding	(b)/((a)/the number of days during the period)	41	44

Days inventory outstanding
Cost of revenue (products and services)	(c)	$3,343,857	$3,041,759
Inventories	(d)	1,568,697	1,326,751
Days inventory outstanding	(d)/((c)/the number of days during the period)	43	40

Days payable outstanding
Cost of revenue (products and services)	(e)	$3,343,857	$3,041,759
Accounts payable, including payable to related parties	(f)	1,531,664	1,275,467
Days payable outstanding	(f)/((e)/the number of days during the period)	42	39

Cash conversion cycle		42	45